FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is entered into as of October 25, 2005 by and between HUB PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and DIMENSIONS INTERNATIONAL, INC., a Virginia corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated March 3, 2004 (the “Lease”), for certain premises located at 2800 Eisenhower Avenue, Alexandria, Virginia, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant wish to amend the Lease to expand the premises demised thereunder, subject to and upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease.

2.        The definition of “Premises” set forth in Section 1.1 of the Lease is hereby deleted and replaced with the following:

Premises:          The entire third (3rd) floor of the Building and portion of the fourth (4th) floor of the Building, substantially as shown on Exhibit A and Exhibit A-1 attached hereto.

3.          The definition of “Premises Rentable Area” set forth in Section 1.1 of the Lease is hereby deleted and replaced with the following:

Premises

Rentable Area: 45,505 square feet, consisting of 29,973 square feet on the third (3rd) floor (the “Third Floor Premises”) and 15,532 square feet on the fourth (4th) floor (the “Fourth Floor Premises”).

4.          The definition of “Annual Fixed Rent” set forth in Section 1.1 of the Lease is hereby deleted and replaced with the following:

Annual Fixed Rent:      The sum of the following amounts, as the same may be adjusted        pursuant to the terms of the Lease.

                              Dates                               Annual Fixed Rent         monthly payment

                                      7/1/07 — 6/30/08                        $1,228,635.00               $102,386.25

                                      7/1/08 — 6/30/09                        $1,265,494.05               $105,457.84

                                      7/1/09 — 6/30/10                        $1,303,458.87               $108,621.57

                                      7/1/10 — 6/30/11                        $1,342,562.64               $111,880.22

                                      7/1/11 — 6/30/12                  $1,382,839.52             $115,236.63

                                      7/1/12 — 6/30/13                  $1,424,324.70             $118,693.73

                                      7/1/13  — 6/30/14                       $1,467,054.44             $122,254,54

If the Commencement Date occurs prior to July 1, 2007 as set forth in Section 3.1 hereof, for the period commencing on the Commencement Date and expiring June 30, 2007, Tenant shall be required to pay Annual Fixed Rent as follows:

Third Floor Premises

                              Dates                                 Annual Fixed Rent       monthly payment

                                      7/1/04 — 6/30/07                           $599,460.00                   $49,955.00

Fourth Floor Premises

                                Dates                                Annual Fixed Rent       monthly payment

                                     12/1/04 – 11/30/05                         $373,855.20                $31,154.60

                                     12/1/05 – 11/30/06                         $385,070.88                $32,089.24

                                     12/1/06 –  6/30/07                          $396,623.04                $33,051.92

5.         The definition of “Tenant's Percentage” set forth in Section 1.1 of the Lease is hereby deleted and replaced with the following:

Tenant's

Percentage:         Thirty-nine and 65/100 percent (39.65%).

6.             Section 3.1 of the Lease is hereby deleted and replaced with the following:

                  3.1              Commencement Date. The “Commencement Date” shall be the earlier to occur of (i) July 1, 2007 or (ii) the date that Landlord elects to have the term of this Lease commence pursuant to (a) paragraph 10(b) of that certain Consent to Sublease Agreement (the “Hess Consent”), dated March 3, 2004, by and among Landlord, Statoil Energy, Inc., Hess Energy, Inc. and Tenant (with respect to the Third Floor Premises) and (b) paragraph 10(b) of that certain Consent to Sublease Agreement (the “Symantec Consent”), dated March 3, 2004, by and among Landlord, Statoil Energy, Inc., Symantec Corporation and Tenant (with respect to the Fourth Floor Premises). Landlord and Tenant acknowledge that Tenant shall have occupied the Third Floor Premises prior to the Commencement Date pursuant to a Sub-Sublease Agreement, dated February 2004, by and between Hess Energy, Inc. and Tenant (the “Hess Sublease”) and that Tenant shall have occupied the Fourth Floor Premises prior to the Commencement Date pursuant to a Sub-Sublease Agreement, dated December 1, 2004, by and between Symantec Corporation and Tenant (the “Symantec Sublease”). Landlord and Tenant agree that the Hess Sublease, the Symantec Sublease, the Hess Consent and the Symantec Consent shall apply only through the day preceding the Commencement Date and, with respect to periods thereafter, Landlord's and Tenant's obligations shall be governed only by this Lease.

7.    Section 3.3 of the Lease is hereby amended by inserting the following new paragraphs at the end thereof:

            In addition, Tenant may, at its sole cost and expense, have plans (“Tenant's Fourth Floor Plans”) prepared for certain improvements to the Fourth Floor Premises that it desires to perform, which shall be in accordance with Landlord's plan submission standards set forth in Exhibit C attached hereto and made a part hereof, and submit the same to Landlord for Landlord's reasonable approval. Promptly after approval of Tenant's Fourth Floor Plans by Landlord, Tenant shall exercise all reasonable efforts to complete the work specified therein (collectively, the “Fourth Floor Work”), in a timely manner. Landlord shall provide Tenant with a single improvement allowance (the “Landlord's Fourth Floor Contribution”) equal to the lesser of the cost of the Fourth Floor Work shown by such invoices or $271,810.00. For purposes of this paragraph, “cost” shall be the actual cost to Tenant of performing the Fourth Floor Work including, without limitation, all architectural and engineering fees and expenses and all contractor charges for the cost of the work and materials, profit, general conditions and overhead and supervision and all filing fees and other permitting costs. Notwithstanding the foregoing, Landlord agrees that Tenant may apply up to $77,660.00 of Landlord's Fourth Floor Contribution towards independent third party “soft” costs associated with the Fourth Floor Work, including, without limitation, consulting fees, costs of cabling, set up of computers, modems, telephones, other office equipment and any applicable moving costs.

            Tenant may requisition payment of Landlord's Fourth Floor Contribution monthly, provided that the installments (hereinafter “Progress Payments”) of Landlord's Fourth Floor Contribution shall not exceed the costs invoiced to Tenant as of the date of requisition toward which Landlord's Fourth Floor Contribution may be applied, less any amounts previously paid by Landlord. Each requisition for a Progress Payment shall include (i) a detailed breakdown of the costs of the Fourth Floor Work incurred during the period covered by the requisition and to date, (ii) copies of invoices from Tenant's architect, contractor and/or supplier(s), as applicable, for all such costs of the Fourth Floor Work (to the extent not submitted with a prior requisition), (iii) a certification from Tenant's architect that all of the construction work to be paid for by the Progress Payment has been completed in accordance with Tenant's Fourth Floor Plans, and (iv) waivers and releases of liens from all parties providing labor or materials in connection with such portion of the Fourth Floor Work to be paid for by the Progress Payment and all prior work. Landlord shall make each Progress Payment within thirty (30) days after Landlord's receipt of a Progress Payment requisition with all required supporting documentation. After the completion of all of the Fourth Floor Work, Tenant may submit a requisition to Landlord for payment of the balance of Landlord's Fourth Floor Contribution (the “Final Payment”). Such requisition shall include (i) a detailed breakdown of all of the costs of the Fourth Floor Work, (ii) copies of invoices from Tenant's architect, contractor and/or supplier(s), as applicable, for all costs to be reimbursed by the Final Payment, to the extent not previously provided, (iii) full and final lien waivers from all parties providing labor or materials in connection with the Fourth Floor Work and (iv) a certificate of occupancy for the Fourth Floor Premises. Landlord shall make the Final Payment to Tenant within thirty (30) days after Landlord's receipt of a timely requisition for the Final Payment with all required supporting documentation. Notwithstanding any of the foregoing, Landlord shall have no obligation to make any Progress Payment or the Final Payment at any time during which Tenant shall be in default of any of its obligations under this Lease.

            Landlord and Tenant acknowledge that the Fourth Floor Work or portions thereof may be performed by Tenant prior to the Commencement Date (i.e., during the term of the Symantec Sublease) and, to the extent that any portion (or all) of Landlord's Fourth Floor Contribution has been applied towards any work performed prior to the Commencement Date, it shall not be available to Tenant during the term of this Lease. Any Fourth Floor Work performed prior to the Commencement Date must be performed in accordance with the requirements of this Lease, including, without limitation, the requirements specified in Section 6.2.5, Exhibit C and Exhibit D.

8.       Section 5.5(a) of the Lease is hereby amended by deleting the words "eighty-one (81)" from clause (iii) and replacing them with the words "one hundred fourteen (114)".

9.     Tenant warrants and represents that it has dealt with no broker in connection with the execution of this First Amendment, other than Scheer Partners, Inc., and in the event of any brokerage claims or liens against Landlord or the Building predicated upon or arising out of prior dealings with Tenant, other than by Scheer Partners, Inc., Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. Landlord shall pay any commissions due the Brokers pursuant to a separate written agreement.

10.      Exhibit A-1 attached hereto is hereby added to the Lease as Exhibit A-1.

11.         As amended hereby, the Lease is hereby ratified and confirmed.

            IN WITNESS WHEREOF, the parties hereunto have executed this First Amendment as of the date first written above.

Landlord:

HUB PROPERTIES TRUST

By: _/s/ Jennifer B. Clark__________

             Jennifer B. Clark

             Senior Vice President

Tenant:

DIMENSIONS INTERNATIONAL, INC.

By: _/s/ [name unreadable]____________

             By:

             Title:

             Hereunto duly authorized

 EXHIBIT A-1
[Attached floor plan]